UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2011

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Camino Del Rio North, Suite 1300, San Diego, California	92108

(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

(a) On November 3, 2011, Encore Capital Group, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with JFC FPK I LP (the “Selling Stockholder”) and Morgan Stanley & Co. LLC (the “Underwriter”) relating to the offering (the “Offering”) of 3,610,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), by the Selling Stockholder. A copy of the Underwriting Agreement is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Common Stock, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

Additionally, the opinion and consent of Hogan Lovells US LLP as to the validity of the Common Stock of the Company offered pursuant to the Prospectus Supplement dated November 3, 2011, attached hereto as Exhibits 5.1 and 23.1, respectively, is incorporated by reference into the Registration Statement on Form S-3 (File No. 333-167074) as an exhibit thereto.

(b) On November 3, 2011, the Company issued a press release announcing that the previously announced Offering priced at a price to the public of $24.35 per share. The Offering is expected to close on or about November 8, 2011, subject to customary closing conditions. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated November 3, 2011, by and among the Company, the Selling Stockholder and the Underwriter.
5.1	Opinion of Hogan Lovells US LLP regarding the legality of the securities offered.
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
99.1	Press release dated November 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: November 3, 2011	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated November 3, 2011, by and among the Company, the Selling Stockholder and the Underwriter.
5.1	Opinion of Hogan Lovells US LLP regarding the legality of the securities offered.
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
99.1	Press release dated November 3, 2011.